Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of DXP Enterprises, Inc. on Form S-8 (Nos. 333-134606, 333-123698, 333-92875, 333-92877 and 333-213226) and on Form S-3 (Nos. 333-134603, 333-188907, and 333-213227) of our report dated March 31, 2017 relating to the consolidated financial statements appearing in this Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Hein & Associates LLP

Houston, Texas
March 8, 2019